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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 11, 2003 (except with respect to the matter discussed in Note 7 as to which the date is March 26, 2003), with respect to the consolidated financial statements of Landry's Restaurants, Inc. ("the Company") included in the Annual Report on Form 10-K for the year ended December 31, 2002 into the following:

I. The Company's Registration Statement on Form S-3 (No. 333-75886) relating to the Company's shelf registration statement.

II. the Company's Registration Statement on Form S-8 (No. 333-93173) relating to the Company's Amended and Restated 1995 Flexible Incentive Plan.

III. The Company's Registration Statement on Form S-8 (No. 333-02862) relating to the Company's Stock Option Plan.

IV. the Company's Registration Statement on Form S-8 (No. 333-02854) relating to the 1995 Flexible Spending Plan.

V. the Company's Registration Statement on Form S-8 (No. 033-81007) relating to the 1993 Stock Option Plan.

VI. the Company's Registration Statement on Form S-8 (No. 033-76500) relating to the 1993 Stock Option Plan and Nonqualified Formula Stock Option Plan for Non-Employee Directors.

                                                /s/ Ernst & Young LLP

Houston, Texas
March 28, 2003